Exhibit 5.1

DLA Piper LLP (US)

1251 Avenue of the Americas

New York, NewYork 10020-1104

www.dlapiper.com

T 212.335.4500

F 212.335.4501

December 10, 2025

Board of Directors

U-Haul Holding Company

5555 Kietzke Lane, Suite 100

Reno, Nevada 89511

U-Haul Holding Company

$13,673,700 Fixed Rate Secured Notes Series

Ladies and Gentlemen:

We have acted as special counsel to U-Haul Holding Company, a Nevada corporation formerly known as AMERCO (the “Company”), in connection with the issuance and sale by the Company of $13,673,700 Fixed Rate Secured Notes Series UIC-14N, 15N, 16N, 18N, 20N, 21N, 22N, 23N, 24N, 25N, 26N, 31N, 34N, 35N, 36N, 37N, 38N, 39N, 40N, and 41N (the “Notes”), which are to be issued pursuant to an indenture dated as of February 14, 2011 (the “Base Indenture”), between the Company and U.S. Bank National Association, as trustee, as supplemented by the forty-ninth supplemental indenture, dated as of April 23, 2024 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

(a)
the Amended and Restated Articles of Incorporation of the Company, as amended, as certified by the Secretary of the Company as of the date hereof;
(b)
the Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof;
(c)
copies of such resolutions or consents duly adopted by the Board of Directors of the Company as we have deemed appropriate (collectively, the “Resolutions”) as certified by the Secretary of the Company on the date hereof;
(d)
the Company’s registration statement on Form S-3 (registration no. 333-292045), as filed with the Securities and Exchange Commission (the “Commission”) (such registration statement, as amended and including the documents incorporated or deemed to be incorporated by reference therein, the “Registration Statement”);

Board of Directors

U-Haul Holding Company

December 10, 2025

(e)
the Company’s prospectus supplement related to the Registration Statement, dated December 10, 2025, as filed with the Commission on December 10, 2025, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”) (together with the Company’s base prospectus related to the Registration Statement dated December 10, 2025, including the documents incorporated or deemed to be incorporated by reference therein, the “Prospectus”);
(f)
an executed copy of the Indenture;
(g)
an executed copy of the certificate of the Secretary of the Company, dated the date hereof, as to certain factual matters;
(h)
the certificate of the Secretary of State of the State of Nevada (the “Nevada Secretary of State”) as to the due incorporation, existence and good standing of the Company in the State of Nevada dated December 10, 2025 (the “Good Standing Certificate”); and
(i)
such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

For purposes of the opinion expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of all signatures and (v) the due authorization, execution and delivery of all documents by all parties and the validity and binding effect and enforceability thereof upon the Company (except as expressed in our opinion below).

Based upon the foregoing, and having regard for such legal considerations as we have considered necessary for purposes hereof, we are of the opinion that:

1. the Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Nevada and is in good standing with the Nevada Secretary of State, and has the requisite corporate power to issue the Notes; and

2. the Notes are in the form contemplated by the Indenture, have been duly authorized by the Company for issuance and sale, and when authenticated by the Trustee in accordance with the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee) and delivered by the Company in accordance with the Resolutions, will constitute valid and binding obligations of the Company under New York law, enforceable against the Company under New York law in accordance with their terms, and will be entitled to the benefits of the Indenture.

Board of Directors

U-Haul Holding Company

December 10, 2025

The opinion in paragraph 1 with respect to incorporation, existence and good standing of the Company is based solely on the Good Standing Certificate.

Our opinion in paragraph 2 is subject to the following additional assumptions and qualifications:

(a)
Enforceability is subject to, and may be limited by: (i) bankruptcy, insolvency, reorganization, arrangement, moratorium and other similar laws affecting creditors’ rights generally, including, without limitation, laws regarding fraudulent conveyances and preferential transfers; (ii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding at law or in equity); (iii) any statute, decision or rule of law prohibiting or limiting the exercise of simultaneous remedies; and (iv) limitations or qualifications on the enforcement of certain rights, remedies, waivers and other provisions by the jurisdiction in which enforcement thereof is sought.
(b)
Further, we express no opinion on any provision contained in the Indenture or the Notes (i) relating to indemnification or contribution which are violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation); (ii) purporting to require a party thereto to pay or reimburse attorneys’ fees incurred by another party, or to indemnify another party therefor, which provisions may be limited by applicable statutes and decisions relating to the collection and award of attorneys’ fees; (iii) relating to consents to or restrictions upon governing law; (iv) purporting to waive certain rights or defenses, including the waiver by any party of the right to trial by jury, to the extent that such a waiver is deemed to violate public policy; (v) that requires waiver or amendments to be made only in writing, or (vi) regarding the severability, if invalid, of provisions of such agreements.

We do not purport to express any opinion on any laws other than (i) Chapter 78 of the Nevada Revised Statutes, (ii) the laws of the State of New York (excluding state securities or blue sky laws), and (iii) the federal laws of the United States of America.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Company’s Current Report on Form 8-K, which is incorporated by reference in the Registration Statement in accordance with the requirements of Form S-3 and the rules and regulations promulgated under the Securities Act. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement with the Commission on the date hereof and to the use of the name of our firm in the section entitled “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

Board of Directors

U-Haul Holding Company

December 10, 2025

This opinion is limited to the matters stated in this letter, and no opinion may be implied or inferred beyond the matters expressly stated in this letter. This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein.

Very truly yours,

/s/ DLA PIPER LLP (US)

DLA PIPER LLP (US)